EXHIBIT 99.1

NEWS RELEASE

Range Announces Fourth Quarter 2024 Results and Three-Year Outlook

FORT WORTH, TEXAS, February 25, 2025…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its fourth quarter 2024 financial results, plans for 2025, and a three-year outlook through 2027.

Full-Year 2024 Highlights –

•
Cash flow from operating activities of $945 million
•
Cash flow from operations, before working capital changes, of $1.1 billion
•
Reduced net debt by $172 million, returned $77 million in dividends, and invested $65 million in share repurchases
•
Production averaged 2.18 Bcfe per day, approximately 68% natural gas
•
All-in capital spending of $654 million, or $0.82 per mcfe
•
Pre-hedge NGL realizations of $25.77 per barrel – premium of $2.33 over the Mont Belvieu equivalent
•
Proved reserves of 18.1 Tcfe with positive performance revisions for 17th consecutive year
•
Debt to EBITDAX of 1.2x (Non-GAAP) at year-end 2024
•
Expect to achieve Net Zero for 2024 Scope 1 and 2 GHG emissions
•
Maintenance capital improved by ~$50 million on strong well performance and infrastructure optimization

Dennis Degner, the Company’s CEO, commented, “Last year demonstrated the resilience of Range’s business as we successfully generated free cash flow, returned capital to shareholders and met our long-term balance sheet target. We did this despite natural gas prices being at cycle lows and while strategically investing in the business. Over the last two years, Range has made countercyclical investments to build in-process well inventory, which supports our targeted, efficient production growth plans through 2027. Importantly, we have contracted natural gas transportation to support our plans and Range will utilize new NGL export capacity towards the same premium markets that have benefited Range shareholders for many years.

An exciting chapter for U.S. natural gas is materializing as export capacity is commissioned to meet growing global gas demand. As the lowest-cost, lowest-emissions natural gas basin in the country, we expect Appalachia will play a significant role to meet global gas needs over time. We believe Range will see an outsized benefit given our proven, high-quality Marcellus inventory with duration measured in decades, our access to markets with growing demand and our advantaged full-cycle cost structure that provides the foundation for delivering through-cycle returns for shareholders.”

2025 Capital and Production Guidance

Range’s 2025 all-in capital budget is expected to be $650 to $690 million, which consists of:

•
Approximately $530 million of all-in maintenance capital including land and facilities
•
$70 - $100 million drilling and completion capital for future growth
•
Up to $30 million on targeted acreage which increases planned lateral lengths and future inventory
•
Approximately $20 - $30 million for pneumatic devices and facility upgrades

Range’s development plan for 2025 will target annual production of approximately 2.2 Bcfe per day. Consistent with 2024, Range plans to run two drilling rigs and one frac crew resulting in modest production growth in 2025 while building additional in-process well inventory for increased growth capacity in 2026 and 2027. Up to $30 million is planned for investment in non-maintenance acreage to support increased lateral lengths and incremental inventory. Approximately $20 - $30 million is planned for pneumatic devices and production facility upgrades, part of a $50 - $60 million project expected to be completed by year-end 2026 to further reduce emissions, with $10 million of the total project already completed in 2024.

The table below summarizes 2024 activity and expected 2025 plans regarding the number of wells to sales in each area. To maintain current production levels, Range will turn to sales approximately 600,000 lateral feet in a year.

	Planned Wells TIL in 2025	Wells TIL in 2024

SW PA Super-Rich	14	9
SW PA Wet	23	21
SW PA Dry	5	12
NE PA Dry	4	2
Total Appalachia	46	44

Three-Year Outlook

Range’s three-year outlook targets a 2027 daily production level of 2.6 Bcfe, an increase of approximately 400 Mmcfe per day compared to 2024, with annual estimated capital expenditures ranging between $650 to $700 million over the next three years. Annual capital spending is expected to represent a reinvestment rate below 50%, assuming $3.75 natural gas. Through 2027, Range expects to have maintained its 30+ years of core Marcellus inventory to support additional growth and meet future demand. Alternatively, at the end of this production profile, Range could maintain 2.6 Bcfe per day of production with approximately $570 million of annual drilling and completion capital, the equivalent of approximately $0.60 per mcfe.

Marketing and Transportation Update

Supporting Range’s planned production, the Company has secured the following incremental transportation, processing, and export capacity, all of which are expected to start in 2026:

•
300 Mmcf per day of processing capacity at the Harmon Creek facility
•
250 Mmcf per day of gas transportation, accessing expected demand growth in Midwest and Gulf Coast markets
•
20,000 bbl per day of NGL takeaway and export capacity utilizing a new East Coast terminal

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of non-GAAP financial measures and the accompanying tables that reconcile each non-GAAP measure to its most directly comparable GAAP financial measure.

Fourth Quarter 2024 Results

GAAP revenues and other income for fourth quarter 2024 totaled $626 million, GAAP net cash provided from operating activities (including changes in working capital) was $218 million, and GAAP net income was $95 million ($0.39 per diluted share). Fourth quarter earnings results include a $54 million mark-to-market derivative loss due to increases in commodity prices.

Cash flow from operations before changes in working capital, a non-GAAP measure, was $312 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $164 million ($0.68 per diluted share) in fourth quarter 2024.

The following table details Range’s fourth quarter 2024 unit costs per mcfe(a):

Expenses	4Q 2024 (per mcfe)	4Q 2023 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.12	$ 0.11	9%
Transportation, gathering, processing and compression(a)	1.48	1.39	6%
Taxes other than income	0.03	0.02	50%
General and administrative(a)	0.18	0.17	6%
Interest expense(a)	0.14	0.14	0%
Total cash unit costs(b)	1.94	1.83	6%
Depletion, depreciation and amortization (DD&A)	0.46	0.45	2%
Total unit costs plus DD&A(b)	$ 2.40	$ 2.28	5%

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
Totals may not be exact due to rounding.

The following table details Range’s average production and realized pricing for fourth quarter 2024(a):

	4Q24 Production & Realized Pricing
	Natural Gas (mcf)	Oil (bbl)	NGLs (bbl)	Natural Gas Equivalent (mcfe)

Net production per day	1,505,140	5,028	111,199	2,202,500

Average NYMEX price	$ 2.80	$70.28	$ 24.47
Differential, including basis hedging	(0.44)	(10.64)	1.96
Realized prices before NYMEX hedges	2.36	59.64	26.43	3.08
Settled NYMEX hedges	0.54	11.01	0.04	0.40
Average realized prices after hedges	$ 2.90	$ 70.66	$ 26.47	$ 3.48

(a)
Totals may not be exact due to rounding

Fourth quarter 2024 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $3.48 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $2.36 per mcf, or a ($0.44) per mcf differential to NYMEX. In 2025, Range expects its natural gas differential to be ($0.40) to ($0.48) relative to NYMEX.
•
Range’s pre-hedge NGL price during the quarter was $26.43 per barrel, approximately $1.96 above the Mont Belvieu weighted equivalent. Range’s 2025 NGL differential is expected to be +$0.00 to +$1.25 relative to a Mont Belvieu equivalent barrel.
•
Crude oil and condensate price realizations, before realized hedges, averaged $59.64 per barrel, or $10.64 below WTI (West Texas Intermediate). Range’s 2025 condensate differential is expected to be ($10.00) to ($15.00) relative to NYMEX.

Capital Expenditures

Fourth quarter 2024 drilling and completion expenditures were $124 million. In addition, during the quarter, approximately $29 million was invested in acreage leasehold, gathering systems and other. Total 2024 capital budget expenditures were $654 million, including $580 million on drilling and completion, and a combined $74 million on acreage, gathering systems, pneumatic upgrades and other.

Financial Position and Repurchase Activity

As of December 31, 2024, Range had net debt outstanding of approximately $1.40 billion, consisting of $1.71 billion of senior notes and $304 million in cash. During the fourth quarter, Range repurchased in the open market $9.4 million principal amount of 4.875% senior notes due 2025 at a discount.

During the fourth quarter, Range repurchased 650,000 shares at an average price of approximately $32.50. As of year-end, the Company had approximately $1.0 billion of availability under the share repurchase program.

Range’s Board of Directors expects to approve a 12.5% increase to the quarterly cash dividend to $0.09 per share of the Company’s common stock. Details regarding the record and payment dates for quarterly dividends will be announced as each quarterly dividend is formally declared by the Board.

2024 Proved Reserves

Year-end 2024 reserves were similar to last year at 18.1 Tcfe, despite natural gas prices of $2.13 per Mmbtu, reflecting the resilience of Range’s low-cost asset base. Range also recorded its 17th consecutive year of positive performance revisions driven by continued strong results from existing Marcellus producing wells. Proved reserves included 6.2 Tcfe of proved undeveloped reserves from approximately 2.9 million lateral feet scheduled to be developed within the next five years at an expected development cost of $0.38 per mcfe. Proved undeveloped reserves represents approximately 10% of Range’s undeveloped core Marcellus inventory.

Summary of Changes in Proved Reserves (in Bcfe)
Balance at December 31, 2023	18,113

Extensions, discoveries and additions	749
Performance revisions	77
Price revisions	(1)
Sales .	(11)
Production	(796)

Balance at December 31, 2024	18,131

As shown in the table below, the present value (PV10) of reserves under SEC methodology was $5.5 billion. For comparison, the PV10 using December 31, 2024 strip prices equates to $12.2 billion using the same proven reserve volumes.

	2024 SEC Pricing(a)	Strip Price Average(b)

Natural Gas Price ($/MMBtu)	$2.13	$3.54
WTI Oil Price ($/Bbl)	$74.88	$63.62
NGL Price ($/Bbl)	$24.40	$25.21

Proved Reserves PV10 ($ billions)	$5.5	$12.2

a)
SEC benchmark prices adjusted for energy content, quality and basis differentials were $1.74 per mcf and $63.39 per barrel of crude oil.
b)
NYMEX 10-year strip prices adjusted for energy content, quality and basis differentials realized an average gas price differential of ($0.47) and an average realized oil differential of ($12.39) per barrel, which equate to $3.07 per mcf and $51.23 per barrel over the life of the reserves.

Guidance – 2025

Capital & Production Guidance

Range’s 2025 all-in capital budget is $650 million - $690 million. Annual production is expected to be approximately 2.2 Bcfe per day for 2025. Liquids are expected to be over 30% of production.

Full Year 2025 Expense Guidance

Direct operating expense:	$0.12 - $0.14 per mcfe
Transportation, gathering, processing and compression expense:	$1.50 - $1.55 per mcfe
Taxes other than income:	$0.03 - $0.04 per mcfe
Exploration expense:	$24 - $28 million
G&A expense:	$0.17 - $0.19 per mcfe
Net Interest expense:	$0.12 - $0.13 per mcfe
DD&A expense:	$0.45 - $0.46 per mcfe
Net brokered gas marketing expense:	$8 - $12 million

Full Year 2025 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production in 2025.

FY 2025 Natural Gas:(1)	NYMEX minus $0.40 to $0.48
FY 2025 Natural Gas Liquids:(2)	MB plus $0.00 to $1.25 per barrel
FY 2025 Oil/Condensate:	WTI minus $10.00 to $15.00

(1) Including basis hedging

(2) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged basis across the Company’s numerous natural gas sales points to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of December 31, 2024, was a net loss of $29.2 million.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, February 26 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until March 26th.

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles (GAAP), the Company’s earnings press release contains certain financial measures that are not presented in accordance with GAAP. Management believes certain non-GAAP measures may provide financial statement users with meaningful supplemental information for comparisons within the industry. These non-GAAP financial measures may include, but are not limited to Net Income, excluding certain items, Cash flow from operations before changes in working capital, realized prices, Net debt and Cash margin.

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods.

Cash flow from operations before changes in working capital represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

Net debt is calculated as total debt less cash and cash equivalents. The Company believes this measure is helpful to investors and industry analysts who utilize Net debt for comparative purposes across the industry.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, future commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price or drilling cost changes. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contacts:

Laith Sando

817-869-4267

Matt Schmid

817-869-1538

Range Media Contact:

Mark Windle

724-873-3223

RANGE RESOURCES CORPORATION

STATEMENTS OF INCOME
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-K
(Unaudited, In thousands, except per share data)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	%	2024	2023	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$635,122	$603,279		$2,213,850	$2,334,661
Derivative fair value (loss) income	(53,804)	291,059		56,726	821,154
Brokered natural gas and marketing	41,535	44,460		133,048	206,552
ARO settlement (loss) gain (b)	-	2		(26)	1
Interest income (b)	3,144	1,921		12,651	5,937
Gain on sale of assets (b)	89	101		311	454
Other (b)	331	636		524	6,113
Total revenues and other income	626,417	941,458	-33%	2,417,084	3,374,872	-28%

Costs and expenses:
Direct operating	24,655	22,200		93,399	94,362
Direct operating - stock-based compensation (c)	468	443		1,922	1,723
Transportation, gathering, processing and compression	299,401	283,061		1,177,925	1,113,941
Taxes other than income	6,166	4,083		21,625	23,726
Brokered natural gas and marketing	41,655	44,319		138,080	200,789
Brokered natural gas and marketing - stock-based compensation (c)	603	491		2,465	2,095
Exploration	7,983	7,193		25,489	25,280
Exploration - stock-based compensation (c)	349	315		1,354	1,250
Abandonment and impairment of unproved properties	(201)	2,051		8,417	46,359
General and administrative	35,485	34,472		133,303	127,838
General and administrative - stock-based compensation (c)	10,905	9,389		38,004	35,850
General and administrative - lawsuit settlements	91	114		782	1,052
General and administrative - bad debt expense	50	-		50	-
Exit costs	9,156	28,279		37,214	99,940
Deferred compensation plan (d)	3,878	(2,953)		9,593	26,593
Interest expense	27,911	28,734		113,341	118,620
Interest expense - amortization of deferred financing costs (e)	1,357	1,352		5,417	5,384
(Gain) loss on early extinguishment of debt	(3)	1		(257)	(438)
Depletion, depreciation and amortization	92,484	90,968		358,356	350,165
Total costs and expenses	562,393	554,512	1%	2,166,479	2,274,529	-5%

Income before income taxes	64,024	386,946	-83%	250,605	1,100,343	-77%

Income tax (benefit) expense
Current	2,902	(1,453)		8,165	1,547
Deferred	(33,720)	78,365		(23,900)	227,654
	(30,818)	76,912		(15,735)	229,201

Net income	$94,842	$310,034	-69%	$266,340	$871,142	-69%

Net income Per Common Share
Basic	$0.39	$1.29		$1.10	$3.61
Diluted	$0.39	$1.27		$1.09	$3.57

Weighted average common shares outstanding, as reported
Basic	240,300	238,833	1%	240,689	236,986	2%
Diluted	242,355	241,735	0%	242,745	239,837	1%

(a) See separate natural gas, NGLs and oil sales information table.
(b) Included in Other income in the 10-K.
(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-K.
(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.
(e) Included in interest expense in the 10-K.

RANGE RESOURCES CORPORATION

BALANCE SHEET
(In thousands)	December 31,	December 31,
	2024	2023
	(Audited)	(Audited)
Assets
Current assets	$636,982	$528,794
Derivative assets	87,098	442,971
Natural gas and oil properties, successful efforts method	6,421,700	6,117,681
Other property and equipment	2,465	1,696
Operating lease right-of-use assets	119,838	23,821
Other	79,592	88,922
	$7,347,675	$7,203,885

Liabilities and Stockholders' Equity
Current liabilities	$1,263,247	$580,469
Asset retirement obligations	1,189	2,395
Derivative liabilities	9,634	222
Senior notes	1,089,614	1,774,229
Deferred tax liabilities	541,378	561,288
Derivative liabilities	10,488	107
Deferred compensation liabilities	65,233	72,976
Operating lease liabilities	35,737	16,064
Asset retirement obligations and other liabilities	137,181	119,896
Divestiture contract obligation	257,317	310,688
	3,411,018	3,438,334

Common stock and retained deficit	4,449,987	4,213,585
Other comprehensive income	611	647
Common stock held in treasury	(513,941)	(448,681)
Total stockholders' equity	3,936,657	3,765,551
	$7,347,675	$7,203,885

RECONCILIATION OF TOTAL DEBT AS REPORTED
TO NET DEBT, a non-GAAP measure
(Unaudited, in thousands)
	December 31,	December 31,
	2024	2023	%

Total debt, net of deferred financing costs, as reported	$1,697,883	$1,774,229	-4%
Unamortized debt issuance costs, as reported	10,819	14,159
Less cash and cash equivalents, as reported	(304,490)	(211,974)
Net debt, a non-GAAP measure	$1,404,212	$1,576,414	-11%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net income	94,842	310,034	266,340	871,142
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax (benefit) expense	(33,720)	78,365	(23,900)	227,654
Depletion, depreciation and amortization	92,484	90,968	358,356	350,165
Abandonment and impairment of unproved properties	(201)	2,051	8,417	46,359
Derivative fair value loss (income)	53,804	(291,059)	(56,726)	(821,154)
Cash settlements on derivative financial instruments	69,697	65,018	432,392	253,514
Divestiture contract obligation, including accretion	9,155	28,215	37,088	99,595
Allowance for bad debts	50	-	50	-
Amortization of deferred financing costs and other	1,174	1,144	4,526	4,735
Deferred and stock-based compensation	16,267	7,683	53,864	67,849
Gain on sale of assets	(89)	(101)	(311)	(454)
(Gain) loss on early extinguishment of debt	(3)	1	(257)	(438)

Changes in working capital:
Accounts receivable	(121,116)	(65,334)	(19,586)	223,081
Other current assets	5,485	8,235	3,676	(1,285)
Accounts payable	26,609	7,234	(443)	(77,057)
Accrued liabilities and other	3,452	(16,359)	(118,972)	(265,814)
Net changes in working capital	(85,570)	(66,224)	(135,325)	(121,075)
Net cash provided from operating activities	217,890	226,095	944,514	977,892

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING
ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS
BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net cash provided from operating activities, as reported	$217,890	$226,095	$944,514	$977,892
Net changes in working capital	85,570	66,224	135,325	121,075
Exploration expense	7,983	7,193	25,489	25,280
Lawsuit settlements	91	114	782	1,052
Non-cash compensation adjustment and other	120	272	517	655
Cash flow from operations before changes in working capital - non-GAAP measure	$311,654	$299,898	$1,106,627	$1,125,954

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Basic:
Weighted average shares outstanding	241,112	241,258	241,868	241,130
Stock held by deferred compensation plan	(812)	(2,425)	(1,179)	(4,144)
Adjusted basic	240,300	238,833	240,689	236,986

Dilutive:
Weighted average shares outstanding	241,112	241,258	241,868	241,130
Dilutive stock options under treasury method	1,243	477	877	(1,293)
Adjusted dilutive	242,355	241,735	242,745	239,837

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES
AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO
CALCULATED CASH REALIZED NATURAL GAS, NGLs AND
OIL PRICES WITH AND WITHOUT THIRD-PARTY
TRANSPORTATION, GATHERING, PROCESSING AND
COMPRESSION COSTS, a non-GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	%	2024	2023	%
Natural gas, NGLs and Oil Sales components:
Natural gas sales	$337,176	$320,393		$1,052,442	$1,234,308
NGLs sales	270,356	238,423		1,020,903	933,791
Oil sales	27,590	44,463		140,505	166,562
Total Natural Gas, NGLs and Oil Sales, as reported	$635,122	$603,279	5%	$2,213,850	$2,334,661	-5%

Derivative Fair Value (Loss) Income, as reported	$(53,804)	$291,059		$56,726	$821,154
Cash settlements on derivative financial instruments - (gain) loss:
Natural gas	(64,169)	(59,846)		(419,199)	(256,693)
NGLs	(433)	-		(3,743)	-
Oil	(5,095)	2,828		(9,450)	11,179
Contingent consideration - divestiture	-	(8,000)		-	(8,000)
Total change in fair value related to commodity derivatives prior to
settlement, a non GAAP measure	$(123,501)	$226,041		$(375,666)	$567,640

Transportation, gathering, processing and compression components:
Natural Gas	$155,483	$152,058		$611,698	$588,970
NGLs	143,294	130,833		564,269	524,114
Oil	624	170		1,958	857
Total transportation, gathering, processing and compression, as reported	$299,401	$283,061		$1,177,925	$1,113,941

Natural gas, NGL and Oil sales, including cash-settled derivatives: (c)
Natural gas sales	$401,345	$380,239		$1,471,641	$1,491,001
NGLs sales	270,789	238,423		1,024,646	933,791
Oil Sales	32,685	41,635		149,955	155,383
Total	$704,819	$660,297	7%	$2,646,242	$2,580,175	3%

Production of natural gas, NGLs and oil during the periods (a):
Natural Gas (mcf)	138,472,888	141,716,744	-2%	545,415,974	538,084,671	1%
NGLs (bbls)	10,230,284	9,571,519	7%	39,622,576	37,939,700	4%
Oil (bbls)	462,570	656,533	-30%	2,180,528	2,475,306	-12%
Gas equivalent (mcfe) (b)	202,630,012	203,085,056	0%	796,234,598	780,574,707	2%

Production of natural gas, NGLs and oil - average per day (a):
Natural Gas (mcf)	1,505,140	1,540,399	-2%	1,490,208	1,474,205	1%
NGLs (bbls)	111,199	104,038	7%	108,258	103,944	4%
Oil (bbls)	5,028	7,136	-30%	5,958	6,782	-12%
Gas equivalent (mcfe) (b)	2,202,500	2,207,446	0%	2,175,504	2,138,561	2%

Average prices, excluding derivative settlements and before third-party transportation costs:
Natural Gas (per mcf)	$2.43	$2.26	8%	$1.93	$2.29	-16%
NGLs (per bbl)	$26.43	$24.91	6%	$25.77	$24.61	5%
Oil (per bbl)	$59.64	$67.72	-12%	$64.44	$67.29	-4%
Gas equivalent (per mcfe) (b)	$3.13	$2.97	5%	$2.78	$2.99	-7%

Average prices, including derivative settlements before third-party transportation costs: (c)
Natural Gas (per mcf)	$2.90	$2.68	8%	$2.70	$2.77	-3%
NGLs (per bbl)	$26.47	$24.91	6%	$25.86	$24.61	5%
Oil (per bbl)	$70.66	$63.42	11%	$68.77	$62.77	10%
Gas equivalent (per mcfe) (b)	$3.48	$3.25	7%	$3.32	$3.31	0%

Average prices, including derivative settlements and after third-party transportation costs: (d)
Natural Gas (per mcf)	$1.78	$1.61	11%	$1.58	$1.68	-6%
NGLs (per bbl)	$12.46	$11.24	11%	$11.62	$10.80	8%
Oil (per bbl)	$69.31	$63.16	10%	$67.87	$62.43	9%
Gas equivalent (per mcfe) (b)	$2.00	$1.86	8%	$1.84	$1.88	-2%

Transportation, gathering and compression expense per mcfe	$1.48	$1.39	6%	$1.48	$1.43	3%

(a) Represents volumes sold regardless of when produced.
(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.
(c) Excluding third-party transportation, gathering, processing and compression costs.
(d) Net of transportation, gathering, processing and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME
TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES
EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, In thousands, except per share data)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	%	2024	2023	%

Income from operations before income taxes, as reported	64,024	386,946	-83%	250,605	1,100,343	-77%
Adjustment for certain special items:
Gain on the sale of assets	(89)	(101)		(311)	(454)
ARO settlement loss (gain)	-	(2)		26	(1)
Change in fair value related to derivatives prior to settlement	123,501	(226,041)		375,666	(567,640)
Abandonment and impairment of unproved properties	(201)	2,051		8,417	46,359
(Gain) loss on early extinguishment of debt	(3)	1		(257)	(438)
Lawsuit settlements	91	114		782	1,052
Exit costs	9,156	28,279		37,214	99,940
Brokered natural gas and marketing - stock-based compensation	603	491		2,465	2,095
Direct operating - stock-based compensation	468	443		1,922	1,723
Exploration expenses - stock-based compensation	349	315		1,354	1,250
General & administrative - stock-based compensation	10,905	9,389		38,004	35,850
Deferred compensation plan - non-cash adjustment	3,878	(2,953)		9,593	26,593
Income before income taxes, as adjusted	212,682	198,932	7%	725,480	746,672	-3%

Income tax expense (benefit), as adjusted
Current (a)	2,902	(1,453)		8,165	1,547
Deferred (a)	46,015	47,208		158,696	170,189

Net income, excluding certain items, a non-GAAP measure	$163,765	$153,177	7%	$558,619	$574,936	-3%

Non-GAAP income per common share
Basic	$0.68	$0.64	6%	$2.32	$2.43	-5%
Diluted	$0.68	$0.63	8%	$2.30	$2.40	-4%

Non-GAAP diluted shares outstanding, if dilutive	242,355	241,735		242,745	239,837

(a) Taxes are estimated to be approximately 23% for 2023 and 2024

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING
CERTAIN ITEMS AND ADJUSTED EARNINGS PER
SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net income, as reported	$94,842	$310,034	$266,340	$871,142
Adjustments for certain special items:
Gain on the sale of assets	(89)	(101)	(311)	(454)
ARO settlement loss (gain)	-	(2)	26	(1)
(Gain) loss on early extinguishment of debt	(3)	1	(257)	(438)
Change in fair value related to derivatives prior to settlement	123,501	(226,041)	375,666	(567,640)
Abandonment and impairment of unproved properties	(201)	2,051	8,417	46,359
Lawsuit settlements	91	114	782	1,052
Exit costs	9,156	28,279	37,214	99,940
Stock-based compensation	12,325	10,638	43,745	40,918
Deferred compensation plan	3,878	(2,953)	9,593	26,593
Tax impact	(79,735)	31,157	(182,596)	57,465

Net income, excluding certain items, a non-GAAP measure	$163,765	$153,177	$558,619	$574,936

Net income per diluted share, as reported	$0.39	$1.27	$1.09	$3.57
Adjustments for certain special items per diluted share:
Gain on the sale of assets	-	-	-	-
ARO settlement loss (gain)	-	-	-	-
(Gain) loss on early extinguishment of debt	-	-	-	-
Change in fair value related to derivatives prior to settlement	0.51	(0.94)	1.55	(2.37)
Abandonment and impairment of unproved properties	-	0.01	0.03	0.19
Lawsuit settlements	-	-	-	-
Exit costs	0.04	0.12	0.15	0.42
Stock-based compensation	0.05	0.04	0.18	0.17
Deferred compensation plan	0.02	(0.01)	0.04	0.11
Adjustment for rounding differences	-	-	0.01	0.01
Tax impact	(0.33)	0.13	(0.75)	0.24
Dilutive share impact (rabbi trust and other)	-	0.01	-	0.06

Net income per diluted share, excluding certain items, a non-GAAP measure	$0.68	$0.63	$2.30	$2.40

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.68	$0.64	$2.32	$2.43
Diluted	$0.68	$0.63	$2.30	$2.40

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-
GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues
Natural gas, NGLs and oil sales, as reported	$635,122	$603,279	$2,213,850	$2,334,661
Derivative fair value (loss) income, as reported	(53,804)	291,059	56,726	821,154
Less non-cash fair value loss (gain)	123,501	(226,041)	375,666	(567,640)
Brokered natural gas and marketing, as reported	41,535	44,460	133,048	206,552
Other income, as reported	3,564	2,660	13,460	12,505
Less gain on sale of assets	(89)	(101)	(311)	(454)
Less ARO settlement	-	(2)	26	(1)
Cash revenues	749,829	715,314	2,792,465	2,806,777

Expenses
Direct operating, as reported	25,123	22,643	95,321	96,085
Less direct operating stock-based compensation	(468)	(443)	(1,922)	(1,723)
Transportation, gathering and compression, as reported	299,401	283,061	1,177,925	1,113,941
Taxes other than income, as reported	6,166	4,083	21,625	23,726
Brokered natural gas and marketing, as reported	42,258	44,810	140,545	202,884
Less brokered natural gas and marketing stock-based compensation	(603)	(491)	(2,465)	(2,095)
General and administrative, as reported	46,531	43,975	172,139	164,740
Less G&A stock-based compensation	(10,905)	(9,389)	(38,004)	(35,850)
Less lawsuit settlements	(91)	(114)	(782)	(1,052)
Less bad debt expense	(50)	-	(50)	-
Interest expense, as reported	29,268	30,086	118,758	124,004
Less amortization of deferred financing costs	(1,357)	(1,352)	(5,417)	(5,384)
Cash expenses	435,273	416,869	1,677,673	1,679,276

Cash margin, a non-GAAP measure	$314,556	$298,445	$1,114,792	$1,127,501

Mmcfe produced during period	202,630	203,085	796,235	780,575

Cash margin per mcfe	$1.55	$1.47	$1.40	$1.44

RECONCILIATION OF INCOME BEFORE INCOME TAXES
TO CASH MARGIN, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Income before income taxes, as reported	$64,024	$386,946	$250,605	$1,100,343
Adjustments to reconcile income before income taxes
to cash margin:
ARO settlements	-	(2)	26	(1)
Derivative fair value loss (income)	53,804	(291,059)	(56,726)	(821,154)
Net cash receipts on derivative settlements	69,697	65,018	432,392	253,514
Exploration expense	7,983	7,193	25,489	25,280
Lawsuit settlements	91	114	782	1,052
Exit costs	9,156	28,279	37,214	99,940
Deferred compensation plan	3,878	(2,953)	9,593	26,593
Stock-based compensation (direct operating, brokered natural gas and	12,325	10,638	43,745	40,918
marketing and general and administrative)
Bad debt expense	50	-	50	-
Interest - amortization of deferred financing costs	1,357	1,352	5,417	5,384
Depletion, depreciation and amortization	92,484	90,968	358,356	350,165
Gain on sale of assets	(89)	(101)	(311)	(454)
(Gain) loss on early extinguishment of debt	(3)	1	(257)	(438)
Abandonment and impairment of unproved properties	(201)	2,051	8,417	46,359
Cash margin, a non-GAAP measure	$314,556	$298,445	$1,114,792	$1,127,501